EIP MICROWAVE, INC.                                             1996 FORM 10-KSB
                                                                   EXHIBIT 10(g)

                           SUBORDINATED LOAN AGREEMENT


     THIS SUBORDINATED LOAN AGREEMENT (this "AGREEMENT") is entered into as of December 16, 1996, among EIP MICROWAVE, INC., a Delaware corporation (the "COMPANY"), and the lenders listed on the signature page hereof (each a "LENDER" and, together, the "LENDERS").

                                 R E C I T A L S

     A. The Company desires to obtain the commitment of the Lenders to advance up to a maximum of $600,000 to the Company, and the Lenders are willing to make such commitment on the terms and conditions set forth in this Agreement.

     B. As a condition to the initial advance of any funds by the Lenders to the Company, the Company is required to issue to each Lender a subordinated note evidencing the obligation of the Company to repay such advances and interest thereon, to issue a warrant certificate evidencing the right of the Lenders to acquire shares of common stock of the Company, and to grant a security interest in the assets of the Company to the Lenders, in each case, on the terms and subject to the conditions set forth in this Agreement.

     C. The Lenders are willing to subordinate their right to repayment of the advances made to the Company by the Lenders and interest thereon to the rights of the holders of senior indebtedness of the Company.

                               A G R E E M E N T

     NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "ADVANCE" means an advance by a Lender to the Company pursuant to
Section 2.

     "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of securities, by agreement or otherwise.


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

     "BANK" means Silicon Valley Bank.

     "BORROWING" means a borrowing consisting of advances made on the same day by the Lenders.

     "BUSINESS DAY" means the date of the year on which banks are not required or authorized to close in California.

     "CLOSING DATE" means the date on which the conditions set forth in
Section 3 applicable to the making of the initial advances under this Agreement have been fulfilled and such initial advances are made.

     "COMMITMENT" has the meaning specified in Section 2.1.

     "COMMITMENT TERMINATION DATE" means February 1, 1998.

     "COMMON STOCK" means, with respect to the Company, the Common Stock, par value $0.01, of the Company.

     "DEFAULT" means any event which is, or after notice or passage of time would be, a Event of Default.

     "DOCUMENTS" means this Agreement, the Notes, the Warrants, the Security Agreement and any other security agreements, subordination agreements or other agreements relating to the Notes, the Warrants or this Agreement whether entered into on the date hereof or hereafter, collectively, together with any exhibits, schedules or other attachments thereto.

     "INDEBTEDNESS" means, with respect to any Person, the aggregate amount of the following: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business; (d) all capitalized lease obligations; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed;
(f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and (g) all guaranties.

     "LIEN" means any mortgage, pledge, lien, encumbrance or claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any financing statement under the Uniform Commercial Code or equivalent statute of any jurisdiction).

     "MATURITY DATE" means February 1, 2000.


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

     "PERMITTED LIEN" means any financing statement on file on the date hereof, and any continuations thereof, securing the Company's existing obligations on the date hereof, and any other Liens approved in writing by the Lenders.

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization or a government or agency or political division thereof.

     "SENIOR INDEBTEDNESS" means any Indebtedness of the Company from the extension of credit by the Bank or another financial institution in an aggregate amount not to exceed $500,000, which Indebtedness and the terms thereof have been approved by the Lenders, such approval not to be unreasonably withheld.

SECTION 2.     AMOUNTS AND TERMS OF THE ADVANCES

     2.1 ADVANCES. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Company from time to time on any Business Day during the period from the date hereof until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on SCHEDULE I hereto (such Lender's "COMMITMENT"). Each Borrowing shall be in an aggregate amount not less than $100,000 or an integral multiple of $50,000 in excess thereof. Amounts borrowed by the Company and prepaid pursuant to Section 2.4 may not be reborrowed under this Section 2.1.

     2.2 MAKING THE ADVANCES. Each Borrowing shall be made on notice, given not later than 5:00 P.M. on the third Business Day prior to the date of the proposed Borrowing, by the Company to each Lender. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be sent by facsimile to each Lender, specifying therein the requested date of such Borrowing, the aggregate amount of such Borrowing, and each Lender's ratable portion of such Borrowing. Each Lender shall, before 5:00 P.M. on the date of such Borrowing, make such Lender's ratable portion of such Borrowing available to the Company at its address, upon fulfillment of the applicable conditions set forth in Section 3. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     2.3 REDUCTION OF THE COMMITMENTS. The Commitment of each Lender shall be reduced on the date, and in the amount, of any prepayment by the Company pursuant to Section 2.4. The Commitment of each Lender shall be reduced to zero on the Commitment Termination Date.

     2.4 REPAYMENT AND PREPAYMENT OF ADVANCES. The Company shall repay the principal amount of each Advance owing to each Lender on the Maturity Date. The Company may prepay the outstanding principal amounts of the Advances, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount not less than $100,000 or an integral multiple of $50,000 in excess thereof.

     2.5 INTEREST. The Company shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the rate of eight percent (8%) per annum. Interest shall be payable on the first day of each January, April, July and October during the term of this Agreement and on the Maturity Date.

     2.6 PAYMENTS AND COMPUTATIONS. The Company shall make each payment hereunder not later than 5:00 P.M. on the date when due in U.S. dollars to each Lender at its address referred to herein. All computations of interest shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring for which interest is
payable.   Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     2.7 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, upon exercise of any right of set-off, or otherwise) on the account of the Advances owing to it in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith share such excess payment with the other Lenders in such amount as shall be necessary to cause all payments on account of the Advances to be shared ratably by the Lenders.

SECTION 3.  CONDITIONS

     3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCES. The obligation of each Lender to make its initial advance is subject to the conditions precedent that:

          (a) The Lenders shall be satisfied that the Company has entered into an agreement with the Bank to amend the Loan and Security Agreement dated as of March 10, 1992 as previously amended, between the Company and the Bank, which agreement shall evidence the consent of the Bank to the transactions contemplated by this Agreement, shall extend the maturity date (as defined therein) until January 31, 1998 and shall contain such other amendments deemed desirable by the Lenders.

          (b) The Lenders shall have received the following, each dated the Closing Date (unless otherwise specified), in form and substance satisfactory to the Lenders and in sufficient copies for each Lender:

               (i) A Subordinated Note for each Lender, duly executed by the Company, in substantially the form of EXHIBIT A (the "NOTE"), and in a principal amount equal to the Commitment of such Lender.

               (ii) A Warrant Certificate for each Lender, duly executed by the Company, in substantially the form of EXHIBIT B hereto (the "Warrant"), and for the number of shares of Common Stock (the "WARRANT SHARES") set forth opposite the name of such Lender on SCHEDULE I.

               (iii) A Security Agreement, duly executed by the Company, in substantially the form of EXHIBIT C hereto (the "SECURITY AGREEMENT"), together with receipt of acknowledgment copies of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lenders, desirable or required to perfect the security interests created by the Security Agreement.

               (iv) Certified copies of the resolutions of the independent committee of the Board of Directors of the Company approving this Agreement and each other Document, and the transactions contemplated hereby and thereby.

          (c) The Lenders shall have received evidence in form and substance satisfactory to the Lenders that the Subordinated Note and the Warrant Certificate to be issued to each Lender have been qualified under
     Section 25112 of the California Securities Law by the California Department of Corporations.

     3.2 ADDITIONAL CONDITIONS PRECEDENT TO EACH ADVANCE. It shall be an additional condition precedent to each Advance under this Agreement, before and after giving effect thereto and the application of the proceeds therefrom:

          (a)  The representations and warranties of the Company contained in
     Section 4 of this Agreement and Section 3 of the Security Agreement are correct on and as of the date of such Advance as though made on and as of such date.

          (b) No event has occurred and is continuing, or would result from such Advance that constitutes a Default.

The giving of each notice of Borrowing and the receipt of the proceeds of each Advance referred to therein, shall each constitute a representation and warranty by the Company that each of the foregoing statements shall be true as of the date of such Advance.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants as follows:

     4.1 ORGANIZATION, STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to enter into and perform all of its obligations under the Documents, to issue and perform all of its obligations under the Notes and the Warrants and to carry out the transactions contemplated hereby and thereby.

     4.2 AUTHORIZATION OF AGREEMENT AND OTHER DOCUMENTS. The Company has taken all corporate actions necessary to authorize it to enter into and perform all of its obligations under the Documents to which it is a party, to issue and perform all of its obligations under the Notes and the Warrants and to consummate the transactions contemplated hereby and thereby. The Documents and the Notes and the Warrants are legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

     4.3 NO VIOLATION. Neither the execution or delivery of the Documents nor the issuance or delivery of the Notes or the Warrants nor the performance by the Company of its obligations under the Documents or the Notes or the Warrants nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any provision of the certificate of incorporation and bylaws of the Company; (b) violate any statute, law, rule or regulation or any judgment, order, regulation or rule of any court or governmental authority to which the Company or any of its properties may be subject; (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company; or (d) violate, or be in conflict with, or constitute a default under, or permit the termination of or require the consent of any Person under, or result in the creation of any Lien upon any property of the Company under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other agreement to which the Company is a party or by which the Company or its properties may be bound, PROVIDED that the parties acknowledge that the consent of the Bank is required with respect to the representations in clause (c) and (d) above.

     4.4 USE OF PROCEEDS. The net proceeds from the Advances hereunder will be used for operating the Company's business and such other lawful purposes as the Company shall determine.

     4.5 FINANCIAL STATEMENTS. The books of account and related records of the Company fairly reflect in all material respects and reasonable detail all of the assets, liabilities and transactions of the Company in accordance with generally accepted accounting principles. The audited balance sheet of the Company as at September 30, 1996, and the audited statement of income for the fiscal year then ended, as delivered to the Lenders, are in accord with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company as at September 30, 1996 and for the period therein referred to, in accordance with generally accepted accounting principles. Since September 30, 1996, the Company has not suffered any material adverse change in its properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise).

     4.6 FULL DISCLOSURE. None of the Documents or any document contemplated hereby or thereby, or the financial statements referred to in Section 4.5 contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made not misleading.

     4.7 LITIGATION. There is no action, proceeding or investigation pending, or to the knowledge of the Company after due inquiry, threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal, foreign or domestic, and there is no such action pending to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or the issuance of the Notes or the Warrants or the other transactions contemplated hereby or thereby. The Company is not subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal.

     4.8 TITLE TO AND CONDITION OF PROPERTIES. Except for the Permitted Liens, the Company has good and marketable title to all assets used in its business free and clear of all Liens. The Company enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All leases and other agreements to which the Company is a party are valid and binding and in full force and effect, no default has occurred or is continuing thereunder and no consent need be obtained from any Person (other than the Bank) in respect of any such lease or agreement in connection with the transactions contemplated hereby. All tangible assets, plants and facilities of the Company are in acceptable condition and repair and are proper for the uses to which they are being put; and none of such facilities and assets is in need of maintenance or repair, except for routine maintenance and repair.

     4.9 TAXES. All tax returns required to be filed by the Company have been filed, and all taxes, assessments, fees and other charges due or claimed to be due from the Company which are due and payable have been paid. The Company does not know of any actual or proposed additional tax assessments for any fiscal period against the Company or of any basis therefor. None of the Company's tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted by the Company.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE LENDERS

     Each Lender hereby represents and warrants that:

     5.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Note and the Warrant will be acquired and the Warrant Shares that each Lender may purchase upon exercise of the Warrant will be acquired for investment for each Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Neither Lender has any present intention of selling, granting any participation in, or otherwise distributing the same.

     5.2 DISCLOSURE OF INFORMATION. Each Lender believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the Note and the Warrant and/or purchase the Warrant Shares. Each Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note, Warrant and the Warrant Shares.

     5.3 INVESTMENT EXPERIENCE. Each Lender is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, and bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Note, the Warrant and the Warrant Shares.

     5.4 RESTRICTED SECURITIES. Each Lender understands that the Note, the Warrant and the Warrant Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "ACT") only in certain limited circumstances. In this connection, each Lender represents that he is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     5.5 LEGENDS. Each Lender acknowledges that the Note, the Warrant and the certificates evidencing the Warrant Shares may bear one or all of the following legends:

          (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

          (b) Any legend required by the laws of the State of California or any other applicable state.

SECTION 6.  COVENANTS OF THE COMPANY

     So long as any obligations under the Notes remain unpaid and outstanding, the Company covenants and agrees for the benefit of the Lenders as follows:

     6.1 LIMITATION ON RESTRICTED PAYMENTS AND ADDITIONAL INDEBTEDNESS. The Company shall not, directly or indirectly: (a) declare or pay any dividend or make any distribution in respect of any capital stock; or (b) purchase, redeem or otherwise acquire or retire for value any capital stock. The Company will not, directly or indirectly, create, incur, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than
(a) Indebtedness reflected on the balance sheet of the Company as of September 30, 1996, (b) the Indebtedness represented by the Notes, (c) up to $500,000 in the aggregate in Senior Indebtedness at any time outstanding, and
(d) such other Indebtedness approved in writing by each Lender.

     6.2 RESTRICTIONS ON LIENS. The Company will not create or suffer to exist any Liens upon any assets of the Company, other than the Permitted Liens.

     6.3 COMPLIANCE WITH LAWS. The Company shall comply in all material respects with all statutes, ordinances, rules, regulations, judgements, orders and directives to which it is subject, and obtain and keep in effect in all material respects all licenses, permits, franchises and other governmental authorizations as to the ownership or operation of its properties or the conduct of its businesses. The Company shall pay prior to delinquency all taxes, assessments and governmental levies.

     6.4 NO MERGER, ETC. The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person.

     6.5 INSURANCE. The Company shall maintain liability, casualty and other insurance with reputable insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

SECTION 7.  COVENANTS OF THE LENDERS

     7.1 SUBORDINATION. Each Lender agrees to subordinate the payment of all obligations by the Company under the Notes to the Company's obligations under any Senior Indebtedness, on such reasonable terms and conditions as are mutually agreed.

SECTION 8.     INDEMNIFICATION AND CONTRIBUTION

     8.1 INDEMNIFICATION. The Company hereby agrees, without limitation as to time, to indemnify each Lender and its agents and Affiliates (collectively, the "INDEMNIFIED PARTIES") against, and hold them harmless from, all loss, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, "LOSSES") incurred by them and arising out of or in connection with this Agreement or the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not any Indemnified Party is a formal party to any proceeding, other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally determined to constitute either gross negligence or willful misconduct. The Company agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The obligations of the Company to each Indemnified Party hereunder shall be separate obligations and the Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company under this Section 8.1 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, any transfer of the Notes by the Lender, and the termination of this Agreement and the other Documents.

     8.2 PROCEDURE FOR INDEMNIFICATION. In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and it shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this letter or otherwise except to the extent the Company is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Company has agreed in writing to pay such expenses; or (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Company, PROVIDED that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Company shall not have the right to assume the defense of such action or proceeding. The Company shall not be liable for any settlement of any such action affected without its written consent (which shall not be unreasonably withheld). The Company agrees that it will not, without the Indemnified Party's prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

     8.3  CONTRIBUTION.  If the indemnification provided for in Sections 8.1 and
8.2 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Persons, shall contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the fault of the Company, and each Lender and the other Indemnified Parties in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

SECTION 9.     DEFAULTS AND REMEDIES

     9.1  EVENTS OF DEFAULT.  An "EVENT OF DEFAULT" occurs if:

          (a) the Company defaults in the payment of any principal on the Notes when the same becomes due and payable;

          (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of five days;

          (c) the Company fails to comply in any material respect with any of the agreements, covenants, or provisions of this Agreement, the Notes, or the Documents and the Default continues for a period of 30 days;

          (d) if any of the representations or warranties of the Company made in or in connection with any of the Documents are untrue in any respect as of the date such representations and warranties are made;

          (e) an event of default occurs under any material loan agreement, note, mortgage, indenture or instrument under which there may be issued or by which there may be acquired or evidenced any Indebtedness of the Company, whether such Indebtedness now exists or shall be created hereafter;

          (f) a final judgment or final judgments for the payment of money in an amount in excess of $100,000 are entered by a court of competent jurisdiction against the Company and such judgment remains undischarged for a period of 30 days;

          (g) the Company pursuant to or within the meaning of any bankruptcy law or any similar federal or state law (1) commences a voluntary action,
(2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of any custodian, receiver, trustee, assignee, liquidator or similar official of the Company or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) generally is unable to pay its debts as the same become due;

          (h) a court of competent jurisdiction enters an order or decree under any bankruptcy law or any similar federal of state law that: (1) is for relief against the Company in an involuntary case against it, (2) appoints any custodian, receiver, trustee, assignee, liquidator or similar official of the Company or for all or substantially all of its property, or (3) grants the liquidation of the Company, and the order or decree remains unstayed and in effect for 30 days; or

          (i) the security interest granted pursuant to the Security Agreement shall fail to be a first priority security interest in the Collateral (as defined in the Security Agreement) subject only to any senior Lien in favor of the holders of any Senior Indebtedness.

     9.2 ACCELERATION OF NOTE. If an Event of Default (other than an Event of Default described in clauses (g) and (h) of Section 9.1) occurs and is continuing, either Lender by notice to the Company, may declare the unpaid principal of and any accrued interest on the Notes to be due and payable. Immediately upon such declaration, the principal and interest shall be due and payable. If an Event of Default described in clause (g) or (h) of Section 9.1 occurs, all principal and interest shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Lenders.

     9.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, each Lender may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement. A delay or omission by any Lender exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     9.4 WAIVER OF PAST DEFAULTS. The Lenders by written notice to the Company may waive an existing Default or Event of Default and its consequences.

     9.5 EXPENSES AND FEES. The Company agrees to promptly pay all reasonable fees, costs and expenses incurred by the Lenders in connection with any matters contemplated by or arising out of this Agreement, the Notes, the Warrants or the other Documents, including without limitation the reasonable fees, costs and expenses (including attorneys' fees) incurred in any action to enforce this Agreement, the Notes, the Warrants or the other Documents or to collect any payments due from the Company under this Agreement, the Notes, the Warrants or the other Documents.

SECTION 10.  MISCELLANEOUS

     10.1 NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telecopier, or overnight air courier guaranteeing next day delivery (a) if to a Lender, at its address set forth on the signature page; or (b) if to the Company, at its address set forth on the signature page. Any such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

     10.2 COUNTERPARTS; HEADINGS; ENTIRE AGREEMENT; SEVERABILITY; SUCCESSORS AND ASSIGNS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement, together with the other Documents and the Note, are intended by the parties as a complete statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Documents and the Note, supersedes all prior agreements and understandings between the parties with respect to such subject matter. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all rights and privileges of the Lenders shall be enforceable to the fullest extent permitted by law. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     10.3 AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may be granted provided that the same are in writing and signed by the Company and each Lender.

     10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

                              THE COMPANY
                              EIP MICROWAVE, INC.
                              1745 McCandless Drive
                              Milpitas, CA 95035-8024
                              Fax Number:  (408) 945-6312



                              By:  /s/ Lewis R. Foster
                                   ----------------------------------
                                   Lewis R. Foster
                                   President and Chief Operating Officer



                              THE LENDERS


                              /s/ John F. Bishop
                              ----------------------------------
                              John F. Bishop
                              3 Civic Plaza, Suite 265
                              Newport Beach, CA 92660
                              Fax Number:  (714) 720-2086



                              /s/ J. Bradford Bishop
                              ----------------------------------
                              J. Bradford Bishop
                              6950 S.W. Hampton Street, Suite 200
                              Portland, OR 97223
                              Fax Number:  (503) 620-9462

                                                                      SCHEDULE I



Lender              COMMITMENT               WARRANT
------              ----------               -------
                                             SHARES
                                             ------


John F. Bishop      $300,000                 45,000 shares

J. Bradford Bishop  $300,000                 45,000 shares

                    --------                 -------------
TOTAL               $600,000                 90,000 shares

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                               EIP MICROWAVE, INC.

U.S. $__________                SUBORDINATED NOTE                         [DATE]



     EIP MICROWAVE, INC., a Delaware corporation (the "COMPANY"), for value received, promises to pay to the order of ________________________ (the "LENDER"), or assigns, the principal amount of $_________ on _____________, and interest on the unpaid principal amount hereof at the rate of eight percent (8%) per annum. This Note is issued under and pursuant to, and subject to the terms and conditions of, the Subordinated Loan Agreement dated as of December 16, 1996, by and between the Company and the Lender and the other lenders referred to therein (hereinafter, the "AGREEMENT").

     The outstanding principal amount of the Note shall be payable on February 1, 2000. The Company may prepay the Note at any time either in whole or in part (subject to Section 2.4 of the Agreement) without any penalty or any premium.

     Interest shall be payable in arrears on the first day of each January, April, July and October until the principal amount hereof shall have been paid in full. Notwithstanding the foregoing, if there has occurred and is continuing any Event of Default (as defined in the Agreement), then interest on all unpaid amounts outstanding hereunder (including overdue installments of principal or interest) shall be payable at the rate of twelve percent (12%) per annum, compounded monthly (or, if less, the highest rate permitted by applicable law).

     The principal and interest on this Note shall be payable in lawful money of the United States of America.

     The terms of this Note include those stated in the Agreement, including without limitation the provisions in the Agreement respecting Events of Default, the acceleration all unpaid principal and accrued interest hereunder upon the occurrence of any Event of Default and other remedies.

     No course of dealing between the Company and the Lender or any delay or failure on the part of the Lender in exercising any rights hereunder shall operate as a waiver of any rights of the Lender, except to the extent expressly waived in writing by the Lender.

     This Note shall be construed in accordance with and governed by the internal laws of the State of California.

     All of the covenants, promises and agreements in this Note shall bind the Company's successors and assigns, whether so expressed or not.

     The prevailing party in any action related to this Note shall be entitled to reimbursement for all reasonable attorneys' fees and expenses.

     IN WITNESS WHEREOF, the Company has has executed and delivered this Note as of the date first set forth above.

                              THE COMPANY
                              EIP MICROWAVE, INC.
                              1745 McCandless Drive
                              Milpitas, CA 95035-8024
                              Fax Number:  (408) 945-6312



                              By:
                                   --------------------------
                                   Lewis R. Foster
                                   President and Chief Operating Officer

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                               EIP MICROWAVE, INC.

                               WARRANT CERTIFICATE

                              ___________ __, 199_


     THIS WARRANT CERTIFICATE (this "WARRANT CERTIFICATE"), certifies that ________________________, or the registered assigns thereof ("HOLDER"), is the owner of ______ warrants (the "Warrants"), each of which entitles Holder to purchase, as and when described herein, one share of Common Stock, $0.01 par value (collectively, the "WARRANT SHARES" or individually a "WARRANT SHARE"), of EIP Microwave, Inc., a Delaware corporation (the "COMPANY"), at a purchase price of $3.00 per share, during the term of this Warrant Certificate, subject to adjustment as provided in Section 6 hereof.

     1. THE WARRANTS. Each of the Warrants entitles Holder to purchase one (1) fully paid and nonassessable Warrant Share (such number being subject to adjustment as provided in Section 6 hereof) on the terms and conditions herein set forth.

     2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") of the Warrant Shares covered by the Warrant shall be $3.00 per Warrant Share.

     3. TERM OF THE WARRANTS. The term of the Warrants shall commence on the date hereof and all rights to purchase any of the Warrant Shares hereunder shall cease at 11:59 P.M. on December 16, 2001 (the "EXPIRATION DATE"), subject to earlier termination as provided herein. Except as may otherwise be provided in this Warrant Certificate, the Warrants granted hereunder may be exercised, to the extent provided in Section 5.1 hereof, at any time preceding the Expiration Date or expiration pursuant to Section 5.2 hereof. The purchase price of the Warrant Shares as to which the Warrants shall be exercised shall be paid in full at the time or exercise in cash or by check. Holder shall not have any rights of a holder of any of the Warrant Shares covered by the Warrants with respect to any shares of the Company's Common Stock not actually issued and delivered to Holder.

     4.   NONTRANSFERABILITY.

          4.1 GENERAL RESTRICTION ON TRANSFER. Except as otherwise expressly provided in this Section 4, Holder shall not sell, pledge, assign, hypothecate, encumber, alienate or otherwise transfer or dispose of ("TRANSFER") any or all of the Warrants or any interest therein.

          4.2 PERMITTED TRANSFERS. Notwithstanding Section 4.1 hereof, Holder may Transfer any or all of the Warrants either (a) to an Affiliate (as that term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended) of Holder provided that, prior to such transfer, (i) the Company has received from Holder written notice of such proposed transfer and (ii) the transferee with respect to such transfer has agreed in writing (and the Company has received a copy of such writing) to be subject to the restrictions on transfer contained herein or (b) upon and in accordance with the Company's prior written consent; PROVIDED, HOWEVER, that Holder shall in no event Transfer any or all of the Warrants (or any interest therein) at any time except in compliance with applicable federal and state securities laws. Any transferee under this Section 4.2 shall take the Warrant(s) transferred to such transferee subject to the restrictions on transfer set forth in this Section 4.

          4.3 PROHIBITED TRANSFERS; NULL AND VOID. Any attempt to Transfer in violation of this Section 4 shall be null and void, and neither the Company nor any transfer agent shall give any effect in the Company's records to any such attempt to Transfer.

     5.   EXERCISABILITY AND EXPIRATION.

          5.1 EXERCISABILITY. The Warrants (until expiration or termination) shall be exercisable only to the extent of 7,500 Warrants after the Holder has advanced $50,000 to the Company pursuant to the Subordinated Loan Agreement dated as of December 16, 1996 between the Company and the Holder and the other lenders referred to therein, and to the extent of an additional 7,500 Warrants after each additional advance of $50,000 by the Holder to the Company pursuant thereto.

          5.2 EXPIRATION. In addition to any other event causing an expiration or termination of this Warrant Certificate, these Warrants shall expire and all rights to purchase any or all of the Warrant Shares shall cease (to the extent not theretofore terminated or expired as herein provided) upon the effective date of (a) the dissolution or liquidation of the Company, (b) a merger, consolidation, acquisition of property or shares, separation or reorganization of the Company, with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving entity, (c) a sale of substantially all of the property or shares of the Company to another entity, corporate or otherwise, or (d) a "reverse" merger by which the Company is acquired but is the surviving entity. The Company shall cause written notice to be given to Holder of any such proposed transaction not less than fifteen (15) days prior to the anticipated effective date thereof, and Holder shall have the right to exercise these Warrants at any time prior to the effective date of (i) the termination of the Warrants, or (ii) such proposed transaction, whichever is earlier.

     6. ADJUSTMENTS FOR STOCK SPLITS, CONSOLIDATIONS, ETC. The number and class of shares subject to this Warrant Certificate shall be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of the Company's Common Stock, without receipt of consideration by the Company, which result from a split-up or consolidation of shares, payment of a share dividend, a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of this Warrant Certificate, Holder shall receive the number and class of shares it would have received had it been the holder of the number of shares of Common Stock in the Company, for which this Warrant Certificate is being exercised, on the date of such change or increase or decrease in the number of issued shares of Common Stock in the Company. Subject to any required action by its stockholders, if the Company shall be a surviving entity in any reorganization, merger or consolidation (except a "reverse" merger under Section 5(d) hereof), this Warrant Certificate shall be proportionately adjusted so as to apply to the securities to which the holder of the number of shares of Common Stock in the Company subject to this Warrant Certificate would have been entitled upon the effectiveness of such reorganization, merger or consolidation. Adjustments under this Section 6 shall be made by the Board of Directors or a committee thereof, whose determination with respect thereto shall be final and conclusive. No fractional share shall be issued under this Warrant Certificate or upon any such adjustment.

     7. METHOD OF EXERCISING WARRANTS. Subject to the terms and conditions of this Warrant Certificate, this Warrant Certificate may be exercised by Holder
(a) by giving written notice to the Secretary of the Company stating the number of the Warrant Shares with respect to which this Warrant Certificate is being exercised and (b) tendering payment of the Purchase Price for each of the Warrant Shares to be purchased. The Purchase Price for all of the Warrant Shares to be purchased upon any exercise under this Warrant Certificate must be paid in full upon such exercise. Payment shall be made in cash or such other form of consideration as the Board of Directors may permit. Holder's exercise notice provided for above shall be accompanied by (i) this Warrant Certificate (for appropriate endorsement by the Company to reflect such exercise), (ii) a completed and executed Investor's Certificate in substantially the form attached hereto as EXHIBIT A, and (iii) such other agreements and documents as may be reasonably requested by the Company. As soon as practicable after the exercise of this Warrant Certificate and compliance in full by Holder with this
Section 7, Holder shall be entitled to receive a stock certificate evidencing ownership of the Warrant Shares purchased. The certificate or certificates for the shares as to which the Warrants shall have been so exercised shall be registered in the name of the person so exercising the Warrants and shall be delivered, as provided above, to or upon the written order of the person so exercising the Warrants. In the event the Warrants shall be exercised by any person other than the Holder in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Warrants. All of the Warrant Shares that shall be purchased upon the exercise of the Warrants as provided herein shall be fully paid and nonassessable. Holder shall not be entitled to the privileges of share ownership as to any shares of the Company's Common Stock not actually issued and delivered to Holder. Holder hereby certifies that all shares of Common Stock in the Company purchased or to be purchased by it pursuant to the exercise of this Warrant Certificate are being, or are to be, acquired by Holder for investment, and not with a view to the distribution thereof.

     8. GENERAL. The Company shall at all times during the term of the Warrants reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Warrant Certificate, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

     IN WITNESS WHEREOF, the Company has executed and delivered this Warrant Certificate as of the date first set forth above.

                              THE COMPANY
                              EIP MICROWAVE, INC.
                              1745 McCandless Drive
                              Milpitas, CA 95035-8024
                              Fax Number:  (408) 945-6312



                              By:
                                   --------------------------
                                   Lewis R. Foster
                                   President and Chief Operating Officer

                                                                EXHIBIT A TO THE
                                                             WARRANT CERTIFICATE

                             INVESTOR'S CERTIFICATE


                                                      Date:


     I, the undersigned, hereby certify that all of the shares of common stock of EIP Microwave, Inc. (the "COMPANY") being purchased by me pursuant to the exercise on this date of certain warrants granted to me by the Company (evidenced by the warrant certificate issued to me by the Company on________________, 199__) are being acquired by me for investment and not with a view to the distribution thereof. I hereby reconfirm the representations and warranties contained in Section 5 of the Subordinated Loan Agreement dated as of December 16, 1996 between the Company, the undersigned and the other lenders referred to therein, with respect to all such shares of the Company's common stock.




                              Signature




                              Name (please print)

                                                                       EXHIBIT C

                             EIP MICROWAVE, INC.

                             SECURITY AGREEMENT


     This Security Agreement (the "SECURITY AGREEMENT") is made and entered into as of _____________, 199__, by and between EIP Microwave, Inc., a Delaware corporation ("COMPANY"), and John F. Bishop and J.Bradford Bishop (each a "LENDER").

                                    RECITALS

     WHEREAS, the Lenders have entered into a Subordinated Loan Agreement (the "LOAN AGREEMENT"; unless otherwise noted, capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement) dated as of December 16, 1996 between the Company and the Lenders; and

     WHEREAS, the execution, delivery and performance of this Security Agreement is a condition to the making of advances by the Lenders under the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the Company and the Lenders agree as follows:

     1.   SECURITY INTEREST.  As security for the obligations described in
Section 2 hereof, the Company hereby grants to the Lenders, a security interest in and lien on all of the Company's right, title and interest in and to the following collateral (the "COLLATERAL"): (i) all Accounts, Inventory, Equipment, General Intangibles, fixtures, tax refunds, letters of credit and documents of title; (ii) all now owned and hereafter acquired real estate and leasehold and other interests in real property together with all purchase options and other rights related to such leaseholds or other interests;
(iii) all deposit accounts (general or special and whether collected or uncollected) with credits and other claims against any financial institutions with which the Company maintains deposits; (iv) all insurance proceeds of or relating to any of the foregoing; (v) all of the Company's now owned or hereafter acquired chattel paper, documents and instruments; (vi) all of the Company's books and records relating to any of the foregoing; and (vii) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

     "ACCOUNTS" shall mean all now owned or hereafter acquired accounts, contract rights, chattel paper, instruments, documents, claims to insurance, and other rights to payment for goods sold or leased by the Company or for services rendered by the Company.

     "EQUIPMENT" shall mean all of the Company's now owned or hereafter acquired goods and other tangible property (other than Inventory) used or useable by the Company in its business, wherever the same are located, including, without limitation, fixtures, furniture, machinery, equipment, computer hardware, vehicles and trade fixtures, together with any and all accessories, parts, supplies and appurtenances thereto, substitutions, renewals and improvements therefor and replacements thereof.

     "GENERAL INTANGIBLES" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of the Company of every kind and nature (other than Accounts) now owned or hereafter acquired by the Company. Without in any way limiting the generality of the foregoing, General Intangibles specifically include contracts and contract rights, all corporate or other business records, deposits (whether collected or uncollected), security deposits, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, trade styles, service marks, goodwill, copyrights, registrations, licences, franchises, computer software and firmware and all licenses therefore, insurance policies and tax refund claims owned by the Company and all letters of credit, guarantee claims, security interests or other security held by or granted to the Company to secure payment by an account debtor of any Accounts.

     "INVENTORY" shall mean all goods, inventory, merchandise and other personal property, including, without limitation, goods in transit, wherever located and whether now owned or hereafter acquired by the Company which are or may at any time be held for sale or lease, furnished under or incident to any contract or held as raw materials, work in progress, finished goods, supplies or materials used or consumed in the Company's businesses, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by the Company.

     2. OBLIGATIONS. The security interest hereby granted shall secure the due and punctual payment and performance by the Company of its indebtedness, liabilities and obligations to the Lenders under the Notes and any and all other obligations of the Company under this Security Agreement, including without limitation: (i) the due and punctual payment in full (and not merely the collectibility) of the principal and the premium, if any, and the interest on the Notes, in each case when due and payable, according to the terms of the Notes, whether at maturity, by acceleration or otherwise, regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of the Company (a "REORGANIZATION"); and (ii) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with or under the terms of the Notes, regardless of the extent allowed as a claim in any Reorganization.

     3. SPECIAL WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Lenders that:

          (a) The address specified in on the signature page hereto is the chief executive office and the place of business of the Company.

          (b) The Company is (or with respect to Collateral acquired after the date hereof, will be) the sole owner of the Collateral; the security interest hereunder in the Collateral is a valid and enforceable security interest in that Collateral and, upon the filing of financing statements, will be duly perfected as to all Collateral in which a security interest can be perfected by the filing of a financing statement and there are no security interests in, liens or encumbrances on, adverse claims of title to, or any other interest whatsoever in, the Collateral or any portion thereof, except the Permitted Liens (as defined in the Loan Agreement).

          (c) The Company will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (d) The Company will promptly execute and deliver to the Lenders such financing statements, certificates and other documents and instruments, and will give any notices to third parties, as may be necessary to enable the Lenders to perfect or from time to time continue perfection of the security interest granted herein, or to protect the Collateral against the rights, claims or interests of third parties, including, without limitation, such financing statements, certificates, notices and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by the Company or in any replacements or proceeds thereof.

          (e)  The Company will maintain all Collateral only in California.

          (f) The Company has not, in the conduct of its business, been known as or used any other corporate or fictitious name.

          (g) The Company will promptly upon either Lender's request deliver to such Lender records and schedules that show the status, condition and location of the Collateral, including accounts receivable aging reports and will promptly notify the Lenders in writing of any event or change of law, regulation, business practice or business condition that may adversely affect the value of the Collateral. The Lenders shall have the right to review and verify such records, schedules and notices, including the right to contact account debtors of the Company to confirm balances owing on and the terms of Accounts, and the Company will reimburse the Lenders for all costs incurred thereby.

          (h) The Lenders shall have the right at any time to make any payments and do any other acts the Lenders may deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien that in the judgment of the Lenders appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including fees and expenses of counsel for the Lenders. The Company hereby agrees to reimburse the Lender for all payments made and expenses incurred under this Security Agreement, which amounts shall be secured under this Security Agreement, and agrees it shall be bound by any payment made or act taken by the Lenders hereunder. The Lenders shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

     4. RIGHTS OF LENDERS. Upon the occurrence of any Event of Default, the Lenders may declare all of the Obligations to be immediately due and payable and the Lender shall then have the rights and remedies of a Lender under the Uniform Commercial Code and under all other applicable laws, including, without limitation, the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Lenders may require the Company to make the Collateral (to the extent the same is movable) available to the Lenders at a place to be designated by the Lenders which is reasonably convenient to the Company and the Lenders. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lenders will give the Company at least ten (10) days' prior written notice, at the last address for notices to the Company specified in accordance with Section 10 hereof, of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Each such notice shall be deemed to meet all requirements hereunder and under applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery
(including legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Obligations of the Company; and the surplus, if any, shall be paid to whomever may be lawfully entitled to receive the same.

     In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Obligations in full, the Company will be liable for the deficiency, together with interest thereon, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

     5. RIGHT OF LENDER TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence of any Event of Default and during the continuance of any Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Lenders shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Company and all persons claiming under the Company wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Lenders may, from time to time, at the expense of the Company, make all such repairs, replacements, alterations, additions and improvements to any of the Collateral as the Lenders may deem proper. In any such case, the Lender shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Company, in respect thereto as the Lenders shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Lenders may see fit; and the Lenders shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof. Such issues, profits, fees, revenues and other income shall be applied to pay the expenses of the Lenders and of operating the Collateral and of conducting the Company's business, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Lenders may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Lenders may be required or authorized to make under any provision of this Security Agreement (including legal costs and attorneys' fees). The remainder of such issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations. Without limiting the generality of the foregoing, the Lenders shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lenders to enforce their rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Company and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated

     6. COLLECTION OF ACCOUNTS, ETC. Upon the occurrence and during the continuance of any Event of Default, the Lenders may notify or may require the Company to notify account debtors on any or all of the Company's Accounts, whether now existing or hereafter arising, to make payment directly to the Lenders, and the Lenders may take possession of all proceeds of any accounts in the Company's possession, and may take any other steps which the Lenders deems necessary or advisable to collect any or all such Accounts or other Collateral or proceeds thereof. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default: (a) the Lenders shall have the right to receive, endorse, assign and/or deliver in their name or the name of the Company any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and the Company hereby waives notice of presentment, protest and nonpayment of any instrument so endorsed; (b) the Company hereby constitutes the Lenders or their designee as its attorney-in-fact with power to endorse the Company's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into Lenders' possession; to sign the Company's name on any invoice or bill of lading relating to any of the Company's accounts, drafts against customers, assignments and verifications of such accounts and notices to customers; to notify the Post Office authorities to change the address for delivery of mail addressed to the Company to such address as the Lenders may designate; and to do all other acts and things necessary to carry out this agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until this Security Agreement terminates in accordance with its terms; (c) the Lenders may, without notice to or consent from the Company, in their reasonable business judgment, sue upon or otherwise collect, extend the time of payment, or compromise or settle for cash, credit or otherwise upon any terms, any of the Company's Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; and (d) the Lenders are authorized and empowered to accept the return of the goods represented by any of the Company's Accounts, without notice to or consent by the Company, all without discharging or in any way affecting the Company's liability thereunder.

     7. WAIVERS, ETC. The Company hereby waives presentment, demand, notice, protest and, except as otherwise provided herein, all other demands and notices in connection with this Security Agreement or the enforcement of the Lenders' rights hereunder or in connection with any Obligations or any Collateral; the Company consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgence to any account debtor in respect of any account receivable, the addition or release of persons primarily or secondarily liable on any account receivable or other Collateral, the acceptance of partial payments on any obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay on the part of any Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. The Company further waives any right it may now or hereafter have to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Security Agreement to the Lenders and waives its right, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Company hereby waives the right to plead any statute of limitations as a defense to any indebtedness or obligations hereunder or secured hereby to the full extent permitted by law. The Company's waivers under this section have been made voluntarily, intelligently and knowingly.

     8. AUTHORITY OF THE LENDERS. The Lenders shall have and be entitled to exercise all powers hereunder which are specifically granted to the Lenders by the terms hereof together with such powers as are reasonably incident thereto. The Lenders may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither any Lender nor any attorney or agent of the Lenders shall be liable to the Company for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Lender be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Each Lender and its attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Company agrees to indemnify and hold harmless the Lenders and any other person from and against any and all costs, expenses (including fees and expenses of counsel), claims or liability incurred by the Lenders or such person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lenders or such person.

     9. TERMINATION, ETC. This Security Agreement and the security interest in the Collateral created hereby shall terminate only when all of the Obligations have been paid, performed and discharged in full. No waiver by any Lender or by any other holder of Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.

     10.  NOTICES.   All notices, consents and other communications under this
Security Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth on the signature page (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties).

     11. MISCELLANEOUS. This Security Agreement shall inure to the benefit of and be binding upon the Lenders and the Company and their respective successors and assigns. In the event any of the Obligations are transferred, each Lender may assign its rights and duties hereunder to the transferee or transferees of the Obligations. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Security Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts. Each counterpart bearing, and each set of counterparts collectively bearing, the signatures of all parties shall be an original, but all the counterparts together shall constitute one and the same instrument The terms of this Security Agreement may not be altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Company and the Lenders.

     12. GOVERNING LAW; WAIVER OF RIGHTS, REPRESENTATION BY COUNSEL, WAIVER OF DAMAGES, ETC.

     (a) This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of California, without regard to the conflicts of law principles thereof.

     (b) The Company waives all rights of notice and hearing of any kind prior to the exercise by the Lenders of their rights from and after the occurrence of an Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. The Company waives the posting of any bond otherwise required of the Lenders in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations to enforce any judgment or other court order entered in favor of the Lenders, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction this Security Agreement or any other agreement or document between the Company and the Lenders.

     (c) Each party hereto acknowledges that it has been represented by counsel and/or has had an opportunity to seek the advice of counsel in connection with this Security Agreement and the transactions contemplated by this Security Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Security Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Security Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

     (d) Notwithstanding anything to the contrary elsewhere in this Security Agreement, no party (or its agents) shall, in any event, be liable to the other party (or its agents) for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity relating to the breach or alleged breach of this Security Agreement. Each party agrees that it will not seek punitive damages as to any matter under, relating to or arising out of this Security Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

                              THE COMPANY
                              EIP MICROWAVE, INC.
                              1745 McCandless Drive
                              Milpitas, CA 95035-8024
                              Fax Number:  (408) 945-6312



                              By:
                                   --------------------------
                                   Lewis R. Foster
                                   President and Chief Operating Officer


                              THE LENDERS



                              -------------------------------
                              John F. Bishop
                              3 Civic Plaza, Suite 265
                              Newport Beach, CA 92660
                              Fax Number:  (714) 720-2086



                              -------------------------------
                              J. Bradford Bishop
                              6950 S.W. Hampton Street, Suite 200
                              Portland, OR 97223
                              Fax Number:  (503) 620-9462














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